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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related proxy statement/prospectus of Cooper Industries, Ltd. for the Registration of 96,600,000 Class A shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2002 (except for Note 20, as to which the date is February 13,
2002), with respect to the consolidated financial statements of Cooper Industries, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Houston, Texas
March 6, 2002